SANFORD C. BERNSTEIN FUND, INC.

FORM OF AMENDMENT NO. 8 TO

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 8 AS OF JANUARY 27, 2017 TO THE INVESTMENT MANAGEMENT AGREEMENT, dated as of October 2, 2000 between SANFORD C. BERNSTEIN FUND, INC., a Maryland Corporation, (the “Fund”) and ALLIANCEBERNSTEIN L.P., a Delaware Limited Partnership (the “Adviser” or “Alliance”).

Pursuant to the Investment Management Agreement between the Fund, on behalf of each Portfolio, and the Adviser, the Fund, on behalf of each Portfolio, has agreed to compensate the Adviser for the services it performs for, and the facilities and personnel it provides to, each Portfolio. The Adviser and the Fund, on behalf of each Portfolio, wish to amend the Investment Management Agreement to modify such compensation with respect to each Portfolio. Accordingly, the parties hereto hereby agree as follows:

Effective as of January 27, 2017, subsections (a) – (d) of Section 5 of the Investment Management Agreement are hereby deleted in their entirety and replaced with the following:

As compensation for the services performed and the facilities and personnel provided by the Adviser pursuant to Section 1 of this Agreement, the Fund, on behalf of each Portfolio, will pay the Adviser, promptly after the end of each month, fees at the rates set forth below:

Portfolio	Annual Percentage of Average Daily Net Assets of Each Portfolio

Short Duration California Municipal Portfolio	0.45% of the first $750 million; 0.40% of assets in excess of $750 million
Short Duration Diversified Municipal Portfolio	0.40% of the first $750 million; 0.35% of assets in excess of $750 million
Short Duration New York Municipal Portfolio	0.45% of the first $750 million; 0.40% of assets in excess of $750 million
Short Duration Plus Portfolio	0.45% of the first $750 million; 0.40% of assets in excess of $750 million
New York Municipal Portfolio	0.425% of the first $1 billion; 0.375% in excess of $1 billion up to, but not exceeding $3 billion; 0.325% in excess of $3 billion up to, but not exceeding $5 billion; 0.275% in excess of $5 billion
California Municipal Portfolio	0.425% of the first $1 billion; 0.375% in excess of $1 billion up to, but not exceeding $3 billion; 0.325% in excess of $3 billion up to, but not exceeding $5 billion; 0.275% in excess of $5 billion

Diversified Municipal Portfolio	0.425% of the first $1 billion; 0.375% in excess of $1 billion up to, but not exceeding $3 billion; 0.325% in excess of $3 billion up to, but not exceeding $5 billion; 0.275% in excess of $5 billion up to, but not exceeding $7 billion; 0.225% of assets in excess of $7 billion
Intermediate Duration Portfolio	0.50% of the first $1 billion; 0.45% in excess of $1 billion up to, but not exceeding $3 billion; 0.40% in excess of $3 billion up to, but not exceeding $5 billion; 0.35% in excess of $5 billion up to, but not exceeding $7 billion ; 0.30% of assets in excess of $7 billion
Tax-Managed International Portfolio	0.925% of the first $1 billion; 0.85% in excess of $1 billion up to, but not exceeding $4 billion; 0.80% in excess of $4 billion up to, but not exceeding $6 billion; 0.75% in excess of $6 billion up to, but not exceeding $8 billion; 0.65% in excess of $8 billion up to, but not exceeding $10 billion; 0.60% of assets in excess of $10 billion
International Portfolio	0.925% of the first $1 billion; 0.85% in excess of $1 billion up to, but not exceeding $4 billion; 0.80% in excess of $4 billion up to, but not exceeding $6 billion; 0.75% in excess of $6 billion up to, but not exceeding $8 billion; 0.65% of assets in excess of $8 billion
Emerging Markets Portfolio	1.175% of the first $1 billion; 1.05% in excess of $1 billion up to, but not exceeding $2 billion; 1.00% in excess of $2 billion up to, but not exceeding $3 billion; 0.90% in excess of $3 billion up to, but not exceeding $6 billion ; 0.85% of assets in excess of $6 billion
Overlay A Portfolio	0.90%
Tax-Aware Overlay A Portfolio	0.90%
Overlay B Portfolio	0.65%
Tax-Aware Overlay B Portfolio	0.65%
Tax-Aware Overlay C Portfolio	0.65%
Tax-Aware Overlay N Portfolio	0.65%

If the Adviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

Except as herein provided, the Investment Management Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund, on behalf of each Portfolio, and the Adviser have caused this Amendment No. 8 to the Investment Management Agreement to be executed by their duly authorized officers as of the date first above written.

SANFORD C. BERNSTEIN FUND, INC.		ALLIANCEBERNSTEIN L.P.

By:		By:
Name:	Seth Masters	Name:	Emilie D. Wrapp
Title:	President	Title:	Assistant Secretary

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